Exhibit 99.1

Trinity Capital Inc. Announces Adjustment to Conversion Rate of its 6.00% Convertible Notes due 2025

PHOENIX, June 30, 2022 /PRNewswire/ – Trinity Capital Inc. (NASDAQ: TRIN) (“Trinity” or the “Company”), a leading provider of debt and equipment financing to venture capital backed growth stage companies, today announced an adjustment to the conversion rate of its 6.00% Convertible Notes due 2025 (the “Convertible Notes”) as a result of the Company’s cash dividend of $0.57 per share consisting of a regular dividend of $0.42 per share and a supplemental dividend of $0.15 per share, payable on July 15, 2022 to stockholders of record as of June 30, 2022. The ex-dividend date for such dividends was June 29, 2022.

Effective immediately after the close of business on June 30, 2022, the conversion rate of the Convertible Notes will be adjusted to 68.7855 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes from the prior conversion rate of 67.5315 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, which had been in effect since March 31, 2022.  As a result, effective as of such time, the conversion price applicable to the Convertible Notes will be adjusted to $14.54 per share of common stock from $14.81 per share of common stock.

The adjustment to the conversion rate of the Convertible Notes is being made pursuant to the second supplemental indenture, dated as of December 11, 2020, governing the Convertible Notes as a result of the Company’s regular quarterly cash dividend discussed above exceeding the initial dividend threshold of $0.30 per share of common stock set forth in the second supplemental indenture and the Company paying a supplemental cash dividend.

Notice of the conversion rate adjustment will be delivered to the holders of the Convertible Notes and U.S. Bank National Association, as trustee, in accordance with the terms of the second supplemental indenture governing the Convertible Notes.

Certain Information Regarding Distributions

The Company’s objective is to distribute four quarterly distributions in an amount that approximates 90% to 100% of its taxable quarterly income or potential annual income for a particular year in order to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986. In addition, during any particular year, the Company may pay additional supplemental distributions, so that the Company distributes approximately all its annual taxable income in the year it was earned, or it may spill over the excess taxable income into the coming year for future distribution payments.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company’s periodic reports filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Trinity undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN), an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies.

Contact
Vibhor Garg
Managing Director, Marketing
Trinity Capital, Inc.
ir@trincapinvestment.com